EXHIBIT 99.1


RICK'S CABARET COMPLETES ACQUISITION OF CENTERFOLDS GENTLEMAN'S CLUB IN SAN ANTONIO, ITS THIRD NIGHTCLUB IN GROWING TEXAS MARKET

HOUSTON--(BUSINESS WIRE)--Aug. 24, 2006--Rick's Cabaret International, Inc. (NASDAQ: RICK - News), the publicly traded chain of adult nightclubs, said today
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its  subsidiary  RCI  Debit  Services,  Inc.,  has  completed the acquisition of
Centerfolds Gentleman's Club in San Antonio, Texas (5418 Brewster Street). Additionally, its subsidiary RCI Holdings, Inc. has completed the acquisition of the real property where Centerfolds is located.

The former Centerfolds will become an upscale Rick's Cabaret, featuring beautiful and personable entertainers in a luxurious setting, the model the company uses at its existing Rick's Cabaret clubs in New York City, Houston, Charlotte and Minneapolis.

Under terms of the transaction, the Rick's Cabaret subsidiaries are paying a total of $2.9 million for the club, along with an 18,000 square foot building and accompanying real estate. Of this amount, $600,000 was paid in cash at the closing and the remaining amount is being financed through promissory notes that are not convertible into Rick's Cabaret stock. Key former owners have entered into non-compete agreements.

"This is an important acquisition for us and we are looking forward to introducing the upscale Rick's Cabaret model into the very dynamic San Antonio market," said Eric Langan, CEO of Rick's Cabaret.
With today's acquisition Rick's Cabaret now operates three clubs in the San Antonio market. The company has operated an XTC Cabaret (2023 Sable Lane) for several years. On July 11th, Rick's Cabaret acquired the former Club Exotica (4102 Naco Perrin Street), which is now operating as an upscale Club Onyx, catering to African-American gentlemen.

The newest club is conveniently located in North San Antonio directly off the busy I-35 artery. San Antonio is one of the fastest growing cities in the United States. The U.S. Census Bureau announced last month that among the 10 largest cities San Antonio has replaced San Diego as the nation's seventh most populous city. Along with population growth, San Antonio has also witnessed strong economic and employment growth primarily attributed to its stable economic sectors.

About  Rick's  Cabaret
Rick's  Cabaret  International,  Inc.  (NASDAQ:  RICK  - News, ricks.com - News)
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operates  upscale  adult  nightclubs  serving  primarily  businessmen  and professionals that offer live adult entertainment, restaurant and bar operations. The company owns and operates or licenses adult nightclubs in New York City, New Orleans, Charlotte, Houston, Minneapolis and other cities under the names "Rick's Cabaret," "XTC" and "Club Onyx." No sexual contact is permitted at any of these locations. Rick's Cabaret also owns the adult Internet membership Web site, couplestouch.com, and a network of online adult auction sites under the flagship URL naughtybids.com. Rick's Cabaret common stock is traded on NASDAQ under the symbol RICK. For further information contact ir@ricks.com or visit ricks.com.
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Forward-looking  Statements:
This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company's actual results to differ materially from those indicated in this document, including the risks and uncertainties associated with operating and managing an adult business, the business climates in New York City and elsewhere, the success or lack thereof in launching and building the company's businesses in New York City and elsewhere, risks and uncertainties related to the operational and financial results of our Web sites, conditions relevant to real estate transactions, and numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. Rick's has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances. For further information go to ricks.com.

Contact:
Rick's  Cabaret  International,  Inc.
Allan  Priaulx,  212-338-0050
ir@ricks.com
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